UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900,
Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

(773) 304-5050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2012, Lawson Products, Inc. (the “Company”) entered into a Loan and Security Agreement (“Credit Agreement”) with The PrivateBank and Trust Company. The Credit Agreement consists of a five year, $40.0 million revolving credit facility which includes a $10.0 million sub-facility for letters of credit. Until the later of June 30, 2014 or the Company achieves certain financial covenants, credit available under the New Credit Facility is based upon:

a) 80% of the amount of the Company’s eligible accounts receivables, generally less than 60 days past due, and

b) 50% of the lower cost or market value of the Company’s eligible inventory, generally inventory expected to be sold within 18 months or $20.0 million, whichever is less.

As of August 8, 2012, borrowing availability under the facility was $40.0 million.

The applicable interest rate margins for borrowings under the Credit Agreement are at the Prime rate or the LIBOR rate plus 2.75% for the first year and LIBOR plus 2.50% for the second year of the Credit Agreement. Following the second year, the interest rate will be based on the Company’s debt to EBITDA ratio and range from LIBOR plus 1.25 to 1.85 or Prime minus 1.00 to 0.40 percent.

The Credit Agreement is secured by a first priority perfected security interest in substantially all existing assets of the Company. Dividends are restricted to $0 to $1,100,000 per quarter based on EBITDA achieved in the previous quarter compared to specified target amounts.

In addition to other customary representations, warranties and covenants, the Credit Agreement requires the Company to comply with certain financial covenants. A minimum Consolidated EBITDA level must be achieved on a quarterly basis as detailed as follows:

Quarter Ended	Minimum EBITDA
September 30, 2012	$(1,000,000)
December 31, 2012	(1,500,000)
March 31, 2013	—
June 30, 2013	2,000,000
September 30, 2013	3,500,000
December 31, 2013	3,000,000
March 31, 2014	3,500,000
June 30, 2014	3,500,000

Upon meeting certain financial covenants, but not prior to June 30, 2014, the availability under the Credit Agreement will be based upon the following covenants with a maximum borrowing level of $40.0 million:

a) Minimum Debt Service Coverage Ratio of 1.20:1.00 measured quarterly beginning September 30, 2014 and building cumulatively to a rolling four quarters.

b) Minimum Tangible Net Worth of not less than 90% of the value of shareholders’ equity less intangible assets established as of June 30, 2014, tested quarterly.

c) Minimum cash, accounts receivable and inventory to debt ratio of 2.0 to 1.0.

The description of the terms of the Credit Agreement above is qualified in its entirety by reference to the full text of the Credit Agreement which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

10.1 Loan and Security Agreement dated August 8, 2012, by and among Lawson Products, Inc. and certain of its subsidiaries and The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

August 14, 2012	By:	/S/ RONALD J. KNUTSON
	Name:	Ronald J. Knutson
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Loan and Security Agreement dated August 8, 2012